To the Board of Directors and Stockholders
Nyxio Technologies, Inc.
Portland, Oregon

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying balance sheet of Nyxio Technologies, Inc. (A Development Stage Company) as of December 31, 2010 and the related statements of operations, stockholders’ equity, and cash flows for the period from June 8, 2010 (Inception) to December 31, 2010.  Nyxio Technologies, Inc.’s management is responsible for these financial statements.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion. Our audit of the financial statements includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Nyxio Technologies, Inc. as of December 31, 2010 and the results of its operations, stockholders’ equity, and cash flows for the period of June 8, 2010 (Inception) to December 31, 2010 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered losses from operations and is dependent upon the continued sale of its securities or obtaining debt financing for funds to meet its cash requirements. These factors raise substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Weaver Martin & Samyn, LLC
Kansas City, Missouri
December 22, 2011

Nyxio Technologies, Inc.
( a Development Stage Company)
Balance Sheets

	June 30,	December 31,
	2011	2010
	unaudited	audited
Assets
Current assets:
Cash	$46,023	$2,626
Accounts receivable	520	2,002
Inventory	10,003	9,893
Prepaid expenses	2,650	-
Due from related party	18,626	20,538
Total current assets	77,822	35,059

Fixed assets:
net of accumulated depreciation of $3,759 and $1,980, respectively	15,470	14,303

Other assets:
Deposits	4,175	2,965
Total other assets	4,175	2,965

Total assets	$97,467	$52,327

Liabilities and Stockholders' Equity

Current liabilities
Accounts payable and accrued liabilities	$96,665	$801
Accrued interest	17,800	7,145
Notes payable	167,618	148,118
Total current liabilities	282,083	156,064

Total liabilities	282,083	156,064

Stockholders' equity
Common stock; $0.001 par value; 10,000,000 shares authorized; 255,100 and 100 shares authorized and issued at June 30, 2011 and December 31, 2010, respectively	255	-
Additional paid-in capital	127,345	100
(Deficit) accumulated during the development stage	(312,216)	(103,837)
Total shareholders' equity	(184,616)	(103,737)

Total liabilities and shareholders' equity	$97,467	$52,327

The accompanying notes are an integral part of these financial statements

Nyxio Technologies, Inc.
( a Development Stage Company)
Statements of Operations

	Six-Months	July 8, 2010	July 8, 2010
	Ended	(Inception) to	(Inception) to
	June 30,	December 31,	June 30,
	2011	2010	2011
	unaudited	audited	unaudited

Revenue	$3,338	$10,105	$13,443
Cost of goods sold	2,183	6,718	8,901

Gross profit	1,155	3,387	4,542

Operating expenses
Consulting services	18,230	5,564	23,794
Depreciation	1,779	1,980	3,759
General and administrative	20,232	16,815	37,047
Professional fees	75,683	651	76,334
Promotional and marketing	11,145	5,705	16,850
Rent expense	17,821	11,089	28,910
Salaries and wages	20,859	40,079	60,938
Travel and entertainment	33,074	18,156	51,230
Total operating expenses	198,823	100,039	298,862

Net loss from operations	(197,668)	(96,652)	(294,320)

Other income (expense)
Interest expense	(10,711)	(7,185)	(17,896)
Total other income (expense)	(10,711)	(7,185)	(17,896)

Net loss	$(208,379)	$(103,837)	$(312,216)

Basic and fully diluted loss per common share	$(7.41)	$(1,038.37)
Basic and fully diluted - weighted average common shares outstanding	28,111	100

The accompanying notes are an integral part of these financial statements

Nyxio Technologies, Inc.
( Development Stage Company)
Statement of Stockholders' Equity

				(Deficit)
				Accumulated
			Additional	During	Total
	Common Stock		Paid-in	Development	Stockholders'
	Shares	Amount	Capital	Stage	Equity

Balance July 8, 2010 (inception)	-	$-	$-	$-	$-

July 8, 2010 -
Founders' shares issued	100	-	100	-	100
Net (loss)	-	-	-	(103,837)	(103,837)
Balance, December 31, 2010	100	-	100	(103,837)	(103,737)

Shares issued for cash pursuant to Securities Purchase Agreement	255,000	255	127,245	-	127,500
Net (loss)	-	-	-	(208,379)	(208,379)

Balance, June 30, 2011	255,100	$255	$127,345	$(312,216)	$(184,616)

The accompanying notes are an integral part of these financial statements

Nyxio Technologies, Inc.
( a Development Stage Company)
Statements of Cash Flows

	Six-Months	July 8, 2010	July 8, 2010
	Ended	(Inception) to	(Inception) to
	June 30,	December 31,	June 30,
	2011	2010	2011
	unaudited	audited	unaudited
Cash flows from operating activities:
Net (loss)	$(208,379)	$(103,837)	$(312,216)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation	1,779	1,980	3,759
Non-cash services provided by related party	10,375	28,500	38,875
Decrease (increase) in assets:
Accounts receivable	1,483	(2,002)	(519)
Inventory	(110)	(2,006)	(2,116)
Prepaid expenses	(2,650)	-	(2,650)
Other assets	(1,210)	-	(1,210)
Increase (decrease) in liabilities:
Accounts payable and accrued liabilities	95,863	292	96,155
Accrued interest	10,655	7,145	17,800
Net cash (used) by operating activities	(92,194)	(69,928)	(162,122)

Cash flows from investing activities:
Payment (issuance) of note receivable - related party	(8,463)	5,400	(3,063)
Purchase of property and equipment	(2,946)	(3,421)	(6,367)
Net cash (used) in investing activities	(11,409)	1,979	(9,430)

Cash flows from financing activities:
Cash contributed by related party - See note 7	-	5,984	5,984
Proceeds from notes payable	19,500	64,491	83,991
Proceeds from sale of common stock	127,500	100	127,600
Net cash provided by financing activities	147,000	70,575	217,575

Net increase (decrease) in cash	43,397	2,626	46,023
Cash, beginning of period	2,626	-	-
Cash, end of period	$46,023	$2,626	$46,023

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-	$-	$-
Cash paid for interest	$-	$-	$-

The accompanying notes are an integral part of these financial statements

Nyxio Technologies, Inc.
(A Development Stage Company)
Notes to Financial Statements

1.	Nature of operations

Nyxio Technologies Inc. (the “Company”) was incorporated in the State of Oregon, United States of America, on July 8, 2010.

The Company is an electronics company with certain intellectual property rights related to hardware and software, including VioSphere, an integrated flat screen television and full personal computer, LCD and LED televisions, games and other accessories.

In furtherance of its business objectives, on May 26, 2011, the Company entered into binding letter of intent with LED Power Group, Inc. a Nevada corporation (“LED”) in connection with a proposed reverse acquisition transaction by and between the Company and LED for LED to acquire all of the shares of outstanding capital stock of the Company.    In anticipation of completing the acquisition of the Company, effective June 14, 2011, LED amended its articles of incorporation and effected a name change from “LED Power Group, Inc.” to “Nyxio Technologies Corporation” (“NTC”).

On July 5, 2011, NTC completed the acquisition of the Company for the issuance of a warrant to purchase up to a maximum of 37,500,000 shares of NTC at $0.01 per share, and the issuance of 22,500,000 shares of common stock in the capital of NTC.  Upon closing of the reverse acquisition on July 5, 2011, the Company is now listed on the Over-the-Counter Bulletin Board under the symbol NYXO.

2.	Going concern

These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which assumes that the Company will be able to meet its obligations and continue its operations for its next fiscal year.  Realization values may be substantially different from carrying values as shown and these financial statements do not give effect to adjustments that would be necessary to the carrying values and classification of assets and liabilities should the Company be unable to continue as a going concern.  The Company has not yet achieved profitable operations and since its inception (July 8, 2010 through June 30, 2011 the Company had accumulated losses of $312,216 and a working capital deficit of $204,261. Management expects to incur further losses in the development of its business, all of which raises substantial doubt about the Company’s ability to continue as a going concern.  The Company’s ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due.

The Company expects to continue to incur substantial losses as it executes its business plan and does not expect to attain profitability in the near future.  Since its inception, the Company has funded operations through short-term borrowings and equity investments in order to meet its strategic objectives. The Company's future operations are dependent upon external funding and its ability to execute its business plan, realize sales and control expenses.  Management believes that sufficient funding will be available from additional borrowings and private placements to meet its business objectives, including anticipated cash needs for working capital, for a reasonable period of time.  However, there can be no assurance that the Company will be able to obtain sufficient funds to continue the development of its business operation, or if obtained, upon terms favorable to the Company.

3.	Summary of significant accounting policies

a.	Basis of presentation
The Company is in the development stage in accordance with Accounting Standards Codification (“ASC”) Topic No. 915.

These financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America and include the have been consistently applied in the preparation of the financial statements on a going concern basis, which assumes the realization of assets and the discharge of liabilities in the normal course of operations for the foreseeable future.

The Company has adopted a December 31 year end.

Nyxio Technologies, Inc.
(A Development Stage Company)
Notes to Financial Statements

b.	Cash and cash equivalents
The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents.  At June 30, 2011 and December 31, 2010, the Company had no cash equivalents.

c.	Accounts receivable
Accounts receivable is reported at the customers’ outstanding balances less any allowance for doubtful accounts.  Interest is not accrued on overdue accounts receivable.

An allowance for doubtful accounts on accounts receivable is charged to operations in amounts sufficient to maintain the allowance for uncollectible accounts at a level management believes is adequate to cover any probable losses.  Management determines the adequacy of the allowance based on historical write-off percentages and information collected from individual customers.  Accounts receivable are charged off against the allowance when collectability is determined to be permanently impaired.  As of June 30, 2011 and December 31, 2010, there is no allowance for doubtful accounts.

d.	Inventory
Inventories are stated at the lower of cost or market. Cost is determined on a standard cost basis that approximates the first-in, first-out (FIFO) method. Market is determined based on net realizable value. Appropriate consideration is given to obsolescence, excessive levels, deterioration, and other factors in evaluating net realizable value. As of June 30, 2011 and December 31, 2010, inventory was $10,003 and $9,893, respectively.

e.	Property and equipment
Property and equipment are stated at cost. Major renewals and improvements are charged to the asset accounts while replacements, maintenance and repairs that do not improve or extend the lives of the respective assets are expensed.  At the time property and equipment are retired or otherwise disposed of, the asset and related accumulated depreciation accounts are relieved of the applicable amounts.  Gains or losses from retirements or sales are credited or charged to income.

Depreciation is computed using straight-line and accelerated methods for financial reporting and income tax reporting purposes based upon the following estimated useful lives:

Software development	2- 3 years
Equipment	5 years
Computer hardware	5 years
Office furniture	7 years

f.	Revenue recognition
Revenue is recognized in accordance with Staff Accounting Bulletin (“SAB”) No. 101, Revenue Recognition in Financial Statements, as revised by SAB No. 104. As such, the Company recognizes revenue when persuasive evidence of an arrangement exists, title transfer has occurred, the price is fixed or readily determinable and collectability is probable. Sales are recorded net of sales discounts.

The Company's revenues, which do not require any significant production, modification or customization for the Company's targeted customers and do not have multiple elements, are recognized when (i) persuasive evidence of an arrangement exists; (ii) delivery has occurred; (iii) the Company's fee is fixed and determinable; and (iv) collectability is probable.

Substantially all of the Company's revenues are derived from the sales of Smart TV and Tablet PC technology and products.  The Company's clients are charged for these products on a per transaction basis. Pricing varies depending on the product sold.  Revenue is recognized in the period in which the products are sold.

g.	Loss per share
The Company reports earnings (loss) per share in accordance with ASC Topic 260-10, "Earnings per Share." Basic earnings (loss) per share is computed by dividing income (loss) available to common shareholders by the weighted average number of common shares available. Diluted earnings (loss) per  share is computed similar to basic earnings (loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Diluted earnings (loss) per share has not been presented since the effect of the assumed exercise or conversion of stock options, warrants, and debt to purchase common shares, would have an anti-dilutive effect. At June 30, 2011 and December 31, 2010 the Company had no potential common shares that have been excluded from the computation of diluted net loss per share.

Nyxio Technologies, Inc.
(A Development Stage Company)
Notes to Financial Statements

h.	Income taxes
The Company accounts for its income taxes under the provisions of ASC Topic 740,”Income Taxes”. The method of accounting for income taxes under ASC 740 is an asset and liability method. The asset and liability method requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between tax bases and financial reporting bases of other assets and liabilities.

i.	Long-lived assets
The Company accounts for its long-lived assets in accordance with ASC Topic 360-10-05, “Accounting for the Impairment or Disposal of Long-Lived Assets.”  ASC Topic 360-10-05 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the historical cost or carrying value of an asset may no longer be appropriate.  The Company assesses recoverability of the carrying value of an asset by estimating the future net cash flows expected to result from the asset, including eventual disposition.  If the future net cash flows are less than the carrying value of the asset, an impairment loss is recorded equal to the difference between the asset’s carrying value and its fair value or disposable value.  For the six-months ended June 30, 2011, and the year ended December 31, 2011, the Company determined that none of its long-term assets were impaired.

j.	Use of estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affects the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

k.	Foreign currency translation
Monetary items denominated in a foreign currency are translated into US dollars, the reporting currency, at exchange rates prevailing at the balance sheet date and non-monetary items are translated at exchange rates prevailing when the assets were acquired or obligations incurred.  Foreign currency denominated revenue and expense items are translated at exchange rates prevailing at the transaction date.  Gains or losses arising from the translations are included in operations.

l.	Advertising
The Company expenses advertising costs as incurred.  The Company’s advertising expenses were deemed immaterial for the six-months ended June 30, 2011 and for the period ended December 31, 2010.

m.	Research and development
Research and development costs are expensed as incurred. During the six-months ended June 30, 2011 and for the period ended December 31, 2010, research and development costs were deemed immaterial.

4.	Recent accounting pronouncements

The Financial Accounting Standards Board (“FASB”) has codified a single source of authoritative nongovernmental U.S. GAAP, the “Accounting Standards Codification”   (the “Codification” or “ASC”). While the Codification does not change U.S. GAAP, it introduces a new structure that is organized in an easily accessible, user-friendly on-line research system. The Codification supersedes all existing accounting standards documents. All other accounting literature not included in the Codification will be considered non-authoritative.

Nyxio Technologies, Inc.
(A Development Stage Company)
Notes to Financial Statements

a.
In May 2011, the FASB issued new accounting guidance changing some fair value measurement principles, such as by prohibiting the application of a blockage factor in fair value measurements and only requiring the application of the highest and best use concept when measuring nonfinancial assets. The accounting guidance will require, for recurring Level 3 fair value measurements, disclosure of quantitative information about unobservable inputs used, a description of the valuation processes used and a qualitative discussion about the sensitivity of the measurements.

The accounting guidance further requires new disclosures about the use of a nonfinancial asset measured or disclosed at fair value if its use differs from its highest and best use. In addition, entities must report the fair value hierarchy level of assets and liabilities not recorded at fair value but where fair value is disclosed. The accounting standards update will be effective for reporting periods beginning after December 15, 2011 and is not expected to have a material impact on the Company’s consolidated financial position or results of operations.

b.
In June 2011, the FASB issued an accounting standards update on the presentation of other comprehensive income. The new accounting guidance eliminates the current option to report other comprehensive income and its components in the statement of changes in stockholders’ equity. The new standard allows companies to present net income and other comprehensive income either in one continuous statement or in two separate, but consecutive, statements. The accounting standards update will be effective for fiscal years beginning after December 15, 2011 and is not expected to have an impact on the Company’s consolidated financial position or results of operations.

c.
In December 2010, FASB issued ASU No. 2010-28, Intangibles - Goodwill and Other (ASC Topic 350). Under Topic 350 on goodwill and other intangible assets, testing for goodwill impairment is a two-step test. When a goodwill impairment test is performed (either on an annual or interim basis), an entity must assess whether the carrying amount of a reporting unit exceeds its fair value (Step 1). If it does, an entity must perform an additional test to determine whether goodwill has been impaired and to calculate the amount of that impairment (Step 2). The amendments in this update modify Step 1 of the goodwill impairment test for reporting units with zero or negative carrying amounts. For those reporting units, an entity is required to perform Step 2 of the goodwill impairment test if it is more likely than not that a goodwill impairment exists. In determining whether it is more likely than not that goodwill impairment exists, an entity should consider whether there are any adverse qualitative factors indicating that impairment may exist. The qualitative factors require that goodwill of a reporting unit be tested for impairment between annual tests if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying amount. The amendments in this update are effective for fiscal years, and interim periods within those years, beginning after December 15, 2010. Early adoption is not permitted. As we do not have any significant intangible assets, we believe that the impact of adopting this update will not be material on our consolidated results of operations and financial position.

d.
In December 2010, FASB issued Accounting Standards Update (ASU) No. 2010-29, Business Combinations (ASC Topic 805). The amendments in this update specify that if a public entity presents comparative financial statements, the entity should disclose revenue and earnings of the combined entity as though the business combination(s) that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. The amendments also improve the usefulness of the pro forma revenue and earnings disclosures by requiring a description of the nature and amount of material, nonrecurring pro forma adjustments that are directly attributable to the business combination(s). The amendments in this update are effective for fiscal years, and interim periods within those years, beginning after December 15, 2010. Early adoption is permitted. We did not enter into any business combinations in fiscal year 2010. The adoption this update will not have any material impact on our financial statement disclosures. However, if we enter into material business combinations in the future, the adoption of this update may have significant impact on our financial statement disclosures.

Other accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption.

Nyxio Technologies, Inc.
(A Development Stage Company)
Notes to Financial Statements

5.	Accounts receivable

Accounts receivable consist of the following:

	June 30,	December 31,
	2011	2010
Trade accounts receivable	$520	$2,002
Due from related party	18,626	20,538
Less: Allowance for doubtful accounts	-	-
	$19,146	$22,540

As of June 30, 2011 and December 31, 2010, respectively, the Company had not established an allowance for doubtful accounts.

6.	Property and equipment

The following is a summary of property and equipment:

	June 30,	December 31,
	2011	2010
Furniture and fixtures	$9,303	$6,765
Software	681	681
Computers and equipment	9,245	8,837
Less: accumulated depreciation	(3,759)	(1,980)
	$15,470	$14,303

Depreciation for the six-months ended June 30, 2011 and the period from inception (July 8, 2010) to December 31, 2010 was $1,779 and $1,980, respectively.

7.	Related party transactions

Related party receivable
At the Company’s inception (July 8, 2010) the sole officer and shareholder contributed all the assets and liabilities distributed to him from his former limited liability company which was dissolved on July 2, 2010. The contributed assets and liabilities are as follows:

Assets:
Cash	$5,984
Inventory	7,877
Fixed assets, at fair value	12,863
Due from related party	54,438
Deposits held	2,965
Total assets contributed	$84,127

Liabilities:
Accrued liabilities	$500
Note payable	83,627
Total liabilities contributed	$84,127

On July 8, 2010 (inception) the Company issued 100 shares of its common stock to its sole officer as founder’s shares in exchange for cash of $100. During the period from inception (July 8, 2010) and December 31, 2010, the Company’s sole officer provided services valued at $28,500 which was recorded as a reduction on the amount due from him. In addition, the officer made cash payments of $5,400 as further reductions in his related party receivable due to the Company.

Nyxio Technologies, Inc.
(A Development Stage Company)
Notes to Financial Statements

During the six-month period ended June 30, 2011, the aforementioned officer provided additional services valued at $10,375 which has been recorded as a reduction in the officers’ receivable balance. Additionally, the Company advanced $8,463 to the officer for personal expenses.

As of June 30, 2011 and December 31, 2010, the amounts due from the officer totaled $18,626 and $20,538, respectively.

Employment/Consulting commitments
One June 1, 2011, the Company entered into an employment and consulting agreement with its chief executive officer and chief financial officer, respectively. The initial term of the agreement covers a three-year period commencing on June 1, 2011 and requires annual compensation payments of $24,000 to each of the officers.

8.	Notes payable

On July 8, 2010, the Company’s sole officer contributed a note payable in the amount of $83,627 which originated from his previously dissolved limited liability company. The note represents cash advances from an individual utilized for operating expenses. During the period from inception (July 8, 2010) through December 31, 2010, the individual advanced $64,491 and for the six-month period ended June 30, 2011 an additional $19,500. Each advance accrues interest at a rate of 12% per annum and are due on demand. At June 30, 2011 and December 31, 2010, the principal balance together with accrued interest totaled $185,418 and $155,263, respectively.

9.	Commitments

In June 2011, the Company entered into a two-year lease agreement for office space commencing July 1, 2011. Pursuant to the terms of the agreement, the Company is required to pay a security deposit in the amount of $4,175 and is obligated to pay monthly lease payments of $4,175. At June 30, 2011, the Company has recorded the payment of security deposit and a partial prepaid rent of $2,650.

10.	Income taxes

Deferred income tax assets and liabilities are computed annually for differences between financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

The effective tax rate on the net loss before income taxes differs from the U.S. statutory rate as follows:

	2011	2010
U.S. Statutory rate	34%	34%
Valuation allowance	(34)%	(34)%
Effective tax rate	-	-

Nyxio Technologies, Inc.
(A Development Stage Company)
Notes to Financial Statements

The significant components of deferred tax assets and liabilities are as follows:

	June 30,	December 31,
	2011	2010

Deferred tax assets:
Net operating loss carryforwards	$312,216	$103,837

Deferred tax liabilities:
Depreciation	(22,552)	(19,631)
Net deferred tax assets	289,664	84,206
Less valuation allowance	(289,664)	(84,206)
Deferred tax asset – net of valuation allowance	$-	$-

The net change in the valuation allowance for the six months ended June 30, 2011 was $205,458.

The Company has a net operating loss carryover of approximately $312,216 available to offset future income for income tax reporting purposes, which will expire in various years through 2028, if not previously utilized. However, the Company’s ability to use the carryover net operating loss may be substantially limited or eliminated pursuant to Internal Revenue Code Section 382.  The Company’s ability to use the net operating loss may also be limited due to the lack of income tax returns filed for the period ended December 31, 2010.

We adopted the provisions of FIN 48, Accounting for Uncertainty in Income Taxes. We had no material unrecognized income tax assets or liabilities for the six-months ended June 30, 2011 or for the period from inception (July 8, 2010) through December 31, 2010.

Our policy regarding income tax interest and penalties is to expense those items as general and administrative expense but to identify them for tax purposes. During the periods ended June 30, 2011 and December 31, 2010, there were no income tax, or related interest and penalty items in the income statement, or as a liability on the balance sheet. We file income tax returns in the U.S. federal jurisdiction and various state jurisdictions. We are subject to U.S. federal or state income tax examination by tax authorities for years beginning at our inception of July 8, 2010 through current. We are not currently involved in any income tax examinations.

11.	Fair value measurement

The Company adopted ASC Topic 820-10 at the beginning of 2009 to measure the fair value of certain of its financial assets required to be measured on a recurring basis.  The adoption of ASC Topic 820-10 did not impact the Company’s financial condition or results of operations.  ASC Topic 820-10 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value.  The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements).  ASC Topic 820-10 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants on the measurement date.  A fair value measurement assumes that the transaction to sell the asset or transfer the liability occurs in the principal market for the asset or liability.  The three levels of the fair value hierarchy under ASC Topic 820-10 are described below:

Level 1 – Valuations based on quoted prices in active markets for identical assets or liabilities that an entity has the ability to access.

Level 2 – Valuations based on quoted prices for similar assets and liabilities in active markets, quoted prices for identical assets and liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable data for substantially the full term of the assets or liabilities.

Level 3 – Valuations based on inputs that are supportable by little or no market activity and that are significant to the fair value of the asset or liability.

Nyxio Technologies, Inc.
(A Development Stage Company)
Notes to Financial Statements

The following table presents a reconciliation of all assets and liabilities measured at fair value on a recurring basis as of June 30, 2011 and December 31, 2010:

	Level I	Level II	Level III	Fair Value
June 30, 2011:
Cash	$46,023	$-	$-	$46,023
Trade receivables	-	520		520
Inventory	-	10,003	-	10,003
Prepaid and deposits	-	6,825	-	6,825
Note receivable	-	18,626	-	18,626
Accrued expenses	-	(114,465)	-	(114,465)
Notes payable	-	(167,618)	-	(167,618)
	$46,023	$(246,109)	$-	$(200,086)
December 31, 2010:
Cash	$2,626	$-	$-	$2,626
Trade receivable	-	2,002	-	2,002
Inventory	-	9,893	-	9,893
Prepaid and deposits	-	2,965	-	2,965
Note receivable	-	20,538	-	20,538
Accrued expenses	-	(7,946)	-	(7,946)
Notes payable	-	(148,118)	-	(148,118)
	$2,626	$(120,666)	$-	$(118,040)

12.	Capital stock

The Company is authorized to issue up to 10,000,000 shares of common stock. On July 8, 2010 (inception), the Company issued 100 shares of its common stock to its sole officer as founders’ shares in exchange for cash totaling $100.

During the six-month period ended June 30, 2011, the Company authorized the issuance of 255,000 shares of its common stock in exchange for cash totaling $127,500 in anticipation of the close of its merger agreement on July 5, 2011 (See note 1). The shares were issued pursuant to three separate “Securities Purchase Agreements” requiring payment equal to $0.50 per share purchased.

As of June 30, 2011 and December 31, 2010, there are no outstanding options or warrants.

13.	Subsequent events

In accordance with ASC 855, management evaluated all activity of the Company through December 22, 2011 (the issue date of the financial statements) and concluded that no other subsequent events have occurred that would require recognition or disclosure in the financial statements.

In furtherance of its business objectives, on May 26, 2011, the Company entered into binding letter of intent with LED Power Group, Inc. a Nevada corporation (“LED”) in connection with a proposed reverse acquisition transaction by and between the Company and LED for LED to acquire all of the shares of outstanding capital stock of the Company.    In anticipation of completing the acquisition of the Company, effective June 14, 2011, LED amended its articles of incorporation and effected a name change from “LED Power Group, Inc.” to “Nyxio Technologies Corporation” (“NTC”).  On July 5, 2011, NTC completed the acquisition of the Company for the issuance of a warrant to purchase up to a maximum of 37,500,000 shares of NTC at $0.01 per share, and the issuance of 22,500,000 shares of common stock in the capital of NTC.  Upon closing of the reverse acquisition on July 5, 2011, the Company is now listed on the Over-the-Counter Bulletin Board under the symbol NYXO.